Exhibit 23
Consent of Independent Registered Public Accounting Firm

The Plan Administrator
Clearwater Paper Represented 401(k) Plan:

We consent to the incorporation by reference in Registration Statement No. 333-156136 on Form S-8 of our report dated June 20, 2018 appearing in this Annual Report on Form 11-K of Clearwater Paper Represented 401(k) Plan for the year ended December 31, 2017.

/s/ CliftonLarsonAllen LLP
Minneapolis, Minnesota
June 20, 2018